CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-135954, 333-158755, 333-158987, 333-160609, 333-160610, 333-168682, 333-168684, 333-175702, 333-175703, 333-182668, 333-182669, 333-189856, and 333-189858) and Form S-3 (No. 333-174681 and 333-177327) of Cardiovascular Systems, Inc. of our report dated September 10, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

By: /s/ PricewaterhouseCoopers LLP
Minneapolis, MN
September 10, 2013